                                  EXHIBIT 23.4

                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 of Tele-Communications, Inc. of our report, dated March 18, 1994, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media Corporation and subsidiaries for the year ended December 31, 1993, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes.


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

Denver, Colorado

January 2, 1997